Exhibit 77(q)(1)

(a) Form of Certificate of Amendment to the Registrant's Certificate of Trust is incorporated herein by reference to Post-Effective Amendment No. 9 to the Registrant's Registration Statement on Form N-1A, as filed on June 15, 2001.

(d) Form of Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 of the Investment Company Act of 1940, as amended, is incorporated herein by reference to Post-Effective Amendment No. 10 to the Registrant's Registration Statement on Form N-1A, as filed on July 27, 2001.

(e) Form of Amended and Restated Investment Management Agreement between the Registrant, on behalf of the Funds, and ING Pilgrim Investments, LLC is incorporated by reference to Post Effective Amendment No. 12 to the Registrant's Registration Statement on Form N-1A, as filed on October 1, 2001.